Exhibit 16-1


                                                 Arthur Andersen LLP
                                                 1345 Avenue of the Americas
                                                 New York, NY  10105-0032




                                                 May 28, 1997




Mr. John Kell, Jr.
Vice President, Financial Services
Pennsylvania Enterprises, Inc.
One PEI Center
Wilkes-Barre, PA  18711

Dear Mr. Kell:

             This is to confirm that the client-auditor relationship between Pennsylvania Enterprises, Inc. (Commission File Number 0-7812) and PG Energy Inc. (Commission File Number 1-3490) and Arthur Andersen LLP has ceased.

                                                     Very truly yours,


                                                 /s/ Arthur Andersen LLP
                                                     Arthur Andersen LLP



Copy to:
Mr. Michael Sutton,
Chief Accountant Securities and Exchange Commission
















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